EXHIBIT 23(a)

CONSENT OF KPMG LLP

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
RARE Hospitality International, Inc.

We consent to incorporation by reference in the registration statements No. 333-30046, No. 333-65485, No. 333-11983, No. 333-11963, No. 333-11969, No. 333-11977, No. 333-1028, No. 333-1030, No. 333-97711; No. 333-49674 and No. 33-57900 on Form S-8 and in the registration statement No. 333-54150 on form S-3 of RARE Hospitality International, Inc. of our report dated February 6, 2004, with respect to the consolidated balance sheets of RARE Hospitality International, Inc. and subsidiaries as of December 28, 2003 and December 29, 2002, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 28, 2003, which report appears in the December 28, 2003 annual report on Form 10-K of RARE Hospitality International, Inc.

Our report refers to changes in the method of accounting for goodwill and other intangible assets in 2002 and for derivative instruments and hedging activities in 2001.

KPMG LLP

Atlanta, Georgia
March 10, 2004